CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of the
Allianz Variable Insurance Products Trust:

We consent to the use of our reports dated February 24, 2010 for AZL Allianz AGIC Growth Fund (formerly known as AZL OCC Growth Fund) and AZL BlackRock Capital Appreciation Fund, incorporated by reference herein to the Registration Statement on Form N-14 under the Securities Act of 1933.

/s/ KPMG LLP

Columbus, Ohio
June 28, 2010